As filed with the Securities and Exchange Commission on April 13, 2007

Registration No. 333-137861

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

AMENDMENT NO. 4 TO

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________

VAUGHAN FOODS, INC.

(Exact name of Registrant as specified in its charter)

Oklahoma	2099	73-1342046
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

Vaughan Foods, Inc.
216 N.E. 12th Street
Moore, OK 73160
(405) 794-2530
(405) 895-6596 Facsimile

(Address, including zip code, and telephone number, including area code, of Registrant’s executive offices)

_________________________________________

Mark E. Vaughan
Chief Executive Officer
Vaughan Foods, Inc.
216 N.E. 12th Street, Moore, OK 73160
(405) 794-2530
(405) 895-6596 Facsimile

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________________________________

Please send copies of all communications to:

Stephen Zelnick, Esq.	John Halle, Esq.
Morse, Zelnick, Rose & Lander LLP	Stoel Rives LLP
405 Park Avenue	900 S.W. Fifth Avenue
Suite 1401	Suite 2600
New York, New York 10022	Portland, Oregon 97204
(212) 838-8040	(503) 224-3380
(212) 838-9190 Facsimile	(503) 220-2480 Facsimile

_________________________________________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

     Vaughan Foods, Inc. has prepared this Amendment No. 4 to the Registration Statement on Form S-1 (file no. 333-137861) for the purpose of filing with the Securities and Exchange Commission revisions to two exhibits to the Registration Statement. This Amendment No. 4 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly, such Prospectus has not been included herein.

Item 16. Exhibits

Exhibits
No.	Description

1.1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation, as amended[1]

3.2	Bylaws[1]

4.1	Specimen stock certificate[3]

4.2	Form of warrant agreement, including form of Class A and Class B warrants[4]

4.3	Specimen unit certificate[3]

4.4	Form of representative’s warrant*

4.5	Mortgage and loan agreement dated December 31, 2004[1]

4.6	Indenture of trust dated December 31, 2004[1]

4.7	Real estate loan due August 1, 2028[1]

4.8	Agreement of the registrant to furnish agreements defining rights of holders of long term debt[1]

5.1	Form of opinion of Morse, Zelnick, Rose & Lander, LLP[4]

10.1	Agreement between Vaughan Foods, Inc., Mark E. Vaughan and Vernon J. Brandt, Jr. Dated June 12, 2006[1]

10.2	Agreement between Vaughan Foods, Inc., Braxton Management, Inc., Herb Grimes and Stan Gustas, dated May 19, 2006[1]

10.3	Vaughan Foods, Inc. equity incentive plan[3]

10.4	Form of Securities Purchase and Subscription Agreement dated as of July 17, 2006[1]

10.5	Form of Registration Rights Agreement dated as of July 17, 2006[1]

10.6	Loan and Security agreement dated as of June 29, 2005[1]

10.7	Promissory Note extension agreement dated as of June 28, 2006 and Promissory Note dated June 29, 2005[1]

10.8	Form of Promissory Note dated September 25, 2006[1]

10.9	Form of Second Promissory Note extension agreement and amendment to loan and security agreement[2]

10.10	Form of Lock-Up Agreement[3]

10.11	Agreement between Vaughan Foods, Inc., Mark E. Vaughan and Vernon Brandt, Jr. dated March 22, 2007[4]

10.12	Agreement between Vaughan Foods, Inc., Braxton Management, Inc., Herb Grimes and Stan Gustas dated March 22, 2007[4]

21.1	Subsidiary schedule[1]

23.1	Consent of Cole & Reed, PC4

23.2	Consent of Cole & Reed, PC4

23.3	Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5.1)[4]

24.1	Power of attorney (included in signature page)

_________________
* Filed herewith
1. Filed with the initial filing of this registration statement on October 6, 2006
2. Filed with the first amendment to this registration statement on December 27, 2006
3. Filed with the second amendment to this registration statement on January 30, 2007
4. Filed with the third amendment to this registration statement on April 3, 2007

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SIGNATURES

     Pursuant to the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moore, State of Oklahoma on April 13, 2007.

VAUGHAN FOODS, INC.

by: /s/ MARK E. VAUGHAN
Mark E. Vaughan
Chief Executive Officer

     ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen A. Zelnick and Mark E. Vaughan and each of them his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, as amended, the following persons have signed this Registration Statement in the capacities indicated on the date set forth below.

     In accordance with the requirements of the Securities Act of 1933, as amended, the following persons have signed this Registration Statement in the capacities indicated on the 13th day of April, 2007.

Signature	Title

/s/ MARK E. VAUGHAN*	President, Chief Executive Officer and
Mark E. Vaughan	Director (Principal Executive Officer

/s/ STAN L. GUSTAS*	Chief Financial Officer
Stan Gustas	(Principal Financial and Accounting Officer

/s/ VERNON J. BRANDT*	Director
Vernon J. Brandt

*	by: /s/ STEPHEN A. ZELNICK Stephen A. Zelnick, attorney-in-fact

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